SUB-ITEM 77Q1(e)

                               MFS SERIES TRUST X

Amendment to the Investment Advisory Agreement for the MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, and MFS Aggressive Growth Allocation Fund dated September 1, 2003 was contained in MFS Series Trust X (File Nos. 33-1657 and 811-4492) Post-Effective Amendment No. 46 filed with the Securities and Exchange Commission via EDGAR on September 26, 2003 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.